EXHIBIT 99.1
FOR IMMEDIATE RELEASE	CONTACT: DENNIS WELLS
DATE: July 21, 2016	(513) 793-3200

LSI INDUSTRIES INC. APPOINTS ROBERT A. STEELE TO THE BOARD OF DIRECTORS
AND ANNOUNCES THE UPCOMING RETIREMENT OF TWO BOARD MEMBERS

Cincinnati, OH; July 21, 2016 – LSI Industries Inc. (NASDAQ:  LYTS) today announced the appointment of Robert A. Steele (Rob), to the Board of Directors.  In 2011, Mr. Steele retired from Procter & Gamble as the company's Vice Chairman Health Care.  During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations.  Mr. Steele, 61 years old, is a board member of Keurig/Green Mountain Coffee, where he serves on its Audit and Finance Committee and its Compensation and Organizational Development Committee.  Mr. Steele has also served on the board of Berry Plastics Group since 2014, where he is a member of its Nominating & Corporate Governance Committee.  Mr. Steele was previously a member of the Board of Directors of Beam Inc. and Kellogg Company.  Mr. Steele holds a Bachelor's Degree in Economics from the College of Wooster and an M.B.A. from Cleveland State University.

LSI also announced that Dennis B. Meyer and Mark A. Serrianne, each members of the LSI Board, notified the Company of their intention not to stand for re-election to the Board at LSI's 2016 Annual Meeting of Shareholders.  Mr. Meyer and Mr. Serrianne will continue to serve as members of the Board until LSI's 2016 Annual Meeting of Shareholders.  Both Mr. Meyer and Mr. Serrianne are stepping down for personal reasons and not in connection with any disagreement with the company or its management.  Mr. Meyer and Mr. Serrianne have served as directors since 2001 and 2004, respectively.

Dennis W. Wells, Chief Executive Officer and President, commented, "On behalf of the entire LSI team, I want to extend my sincerest appreciation and gratitude to both Denny Meyer and Mark Serrianne for their dedicated service and valuable contributions over many years.  The Company has gone through significant changes during the past two years as we position LSI for future growth, and both Denny and Mark have provided invaluable guidance during this period.  I wish them a well-earned, fulfilling retirement."

Dennis further commented, "I am pleased to welcome Rob Steele to the LSI Board of Directors.  I am very impressed with the breadth of management experience that Rob has amassed during his very successful career at Procter & Gamble.  This background well-positions Rob to provide meaningful insight to LSI as we continue to mature and grow as a company, and I look forward to gaining the benefit of his contributions going forward.  In addition, and as part of our program to maintain and build a strong Board, during the fourth quarter of fiscal 2016 we appointed John K. Morgan to the LSI Board of Directors.  John previously served as Chairman, President and CEO of Zep Inc. from October 2007 until his retirement in June 2015.  Prior to joining Zep, he held several positions at Acuity Brands from 2001 through 2007, including Executive Vice President and CEO of Acuity Specialty Products.  We are already benefiting from his knowledge, as well as his extensive experience in the lighting industry."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

We are a customer-centric company that positions itself as a value-added, trusted partner in developing superior image solutions through our world-class lighting, graphics, and technology capabilities.  Our core strategy of "Lighting + Graphics + Technology = Complete Image Solutions" differentiates us from our competitors.

We are committed to advancing solid-state LED technology to make affordable, high performance, energy-efficient lighting and custom graphic products that bring value to our customers.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  In addition, we provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we provide a full range of design support, engineering, installation and project management services to our customers.

We are a vertically integrated U.S.-based manufacturer concentrating on serving customers in North America and Latin America.  Our major markets include commercial / industrial lighting, petroleum / convenience store and multi-site retail (including automobile dealerships, restaurants and national retail accounts).  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, California, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island and Texas.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact Dennis Wells, Chief Executive Officer and President, at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.